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                                                                  EXHIBIT 10.2.1

                                    SCHEDULE
                                     to the
                                MASTER AGREEMENT
                        dated as of May 27, 1999 between
                          VENTURE HOLDINGS COMPANY LLC
                                   ("Party A")
                                       and

                       THE FIRST NATIONAL BANK OF CHICAGO
                                   ("Party B")


1.       Termination Provisions

(a)      "SPECIFIED ENTITY" means:

         (i) in relation to Party A, for purposes of Sections 5(a)(v), 5(a)(vi), 5(a)(vii) and 5(b)(iv): all Affiliates excluding all Unrestricted Subsidiaries as defined in the Indenture; and

         (ii)     in relation to Party B: none specified.

         "Indenture" means that certain Indenture dated as of July 1, 1997 among Party A, Vemco, Inc., Vemco Leasing, Inc., Venture Industries Corporation, Venture Holdings Corporation, Venture Leasing Company, Venture Mold & Engineering Corporation and Venture Service Company and The Huntington.

(b) "DEFAULT UNDER SPECIFIED TRANSACTION" excludes any default under a Specified Transaction if caused solely by the general unavailability of the currency in which payments under such Specified Transaction are denominated due to exchange controls or other governmental action.

(c) "CROSS DEFAULT" will apply to Party A and shall not have its meaning as defined in Section 5(a)(vi) of this Agreement but shall instead mean any default (however described) under the Credit Agreement (hereinafter defined), and will not apply to Party B.

(d)      "CREDIT EVENT UPON MERGER" applies to Party A.

(e) "AUTOMATIC EARLY TERMINATION" shall not apply to either party; provided, however, that Automatic Early Termination will apply to a party ("X") from and including the date, if any (i) on which X is or becomes organized in a jurisdiction other than that which it represents as its jurisdiction of organization (in this Agreement or otherwise) as of the



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         date of this Agreement (the "Original Jurisdiction") or (ii) as of which, due to a change in, or current interpretation of, the insolvency laws (statutory, common or other) of the Original Jurisdiction applicable to X, a substantial likelihood exists that the designation by the other party of an Early Termination Date following the occurrence of an Event of Default with respect to X under Section 5(a)(vii) would not be recognized or upheld by the relevant courts.

(f) "Market Quotation" and the "Second Method" apply if the Early Termination Date results from a Termination Event.

         "LOSS" and the "SECOND METHOD" apply if the Early Termination Date results from an Event of Default.

(g)      "TERMINATION CURRENCY" means United States Dollars.

(h) "MARKET QUOTATION" in respect of any Terminated Transaction that is, or is subject to, an unexercised option shall be determined such that the quotation obtained from Reference Market-makers for a Replacement Transaction takes into account, or is made in respect of, the economic equivalent of the right or rights granted pursuant to such option.

II.      TAX REPRESENTATIONS

(a) Party A is a limited liability company organized under the laws of Michigan.

(b) Party B is a national banking association organized under the laws of the United States of America.

(c)      Payer Tax Representations: None specified.

(d)      Payee Tax Representations: None specified.

III.     DOCUMENTS

         Documents to be delivered by each party (the "Provider"):

         (i)      upon execution of this Agreement:

                  (A) evidence reasonably satisfactory to the other party of the Provider's authority to execute, deliver and perform under this Agreement; and

                  (B) evidence reasonably satisfactory to the other party of the authority and genuine signature of the individual(s) executing this Agreement on behalf of the Provider;

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         (ii) within thirty days after written demand:

                  (A) an opinion of counsel in relation to the representations made by the Provider under Section 3(a), in form and substance reasonably satisfactory to the other party;

                  (B) evidence reasonably satisfactory to the other party of the authority and genuine signature of the individual(s) executing any Confirmations entered into from time to time hereunder on behalf of the Provider; and

                  (C) copies of audited, publicly available financial statements or call reports of the Provider (or, as appropriate, in which the Provider's financial position is consolidated and reported together, with that of certain of its Affiliates).

         The Provider hereby makes the representation set forth in Section 3(d) of the Agreement with respect to each document delivered under Part III of this Schedule.

IV.      MISCELLANEOUS

(a)      ADDRESSES FOR NOTICES.

         To Party A:                        To Party B:

         VENTURE HOLDINGS                   THE FIRST NATIONAL BANK OF
             COMPANY LLC                        CHICAGO
         34501 Harper Clinton Township      One First National Plaza
         Fraser, Ml 48O26-0278              Chicago, Illinois 60670

         Attention: Jim Butler              Attention:  Risk Insurance Division
         VP of Finance & CFO                                Suite 0045

         Facsimile Number: 810-294-1960     Facsimile Number 312-732-5645
         Telephone Number: 910-296-9819


Section 12(a) is amended by changing the words "may not be given" appearing in the second line to "shall not be effective if given".

(b) PROCESS AGENT. If a party becomes organized outside of the United States of America, then such party shall, promptly upon written demand by the other party, irrevocably appoint an agent for service of process in the United States of America reasonably satisfactory to the other party and provide the other party with a copy of such agent's written acceptance of such appointment.

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(c)      OFFICES. Section 10(a) applies. Without limiting the effect of such designation, the obligations of a party under any Transaction shall be the same as if the party had entered into such Transaction through its home or head office.

(d)      MULTIBRANCH PARTY.

         (i)      Party A is not a Multibranch Party.

         (ii) Party B is a Multibranch Party and may make or receive payments through any of its offices..

(e) "CALCULATION AGENT" means Party B. The Calculation Agent's calculations and determinations shall be made in good faith, in a commercially reasonable manner and be binding, in the absence of manifest error.

(f)      "CREDIT SUPPORT DOCUMENT" means:

         (i) in relation to Party A, each of the following documents and any other document which by its terms secures, guarantees or otherwise supports Party A's obligations hereunder from time to time: the Collateral Documents and the Guaranties, as defined in the Credit Agreement; and

         (ii) in relation to Party B, each of the following documents and any other document which by its terms secures, guarantees or otherwise supports Party B's obligations hereunder from time to time: None specified.

         Party A represents to Party B at all times hereunder that its obligations under this Agreement remain secured under the Credit Support Document(s).

(g)      "CREDIT SUPPORT PROVIDER" means:

         (i)      in relation to Party A: None specified.

         (ii)     in relation to Party B: None specified.

(h)      Governing Law.

         THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW DOCTRINE

(i)      WAIVER OF JURY TRIAL.


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         EACH PARTY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY
         LEGAL PROCEEDING IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION.

(j) Netting of Payments. Section 2(c)(ii) shall apply; provided that either party may cause payments due on the same day in the same currency (between the same Offices) but under different Transactions to be discharged and replaced with a single, netted payment obligation by providing, the other party with a written statement detailing the calculation of such net amount payable not later than two Business Days prior to the relevant due date.

(k)      SET-OFF

         (i) Any amount (the "Early Termination Amount") payable to one party (the "Payee") by the other party (the "Payer") under
                  Section 6(e), in circumstances where there is a Defaulting Party or one Affected Party in the case where a Termination Event under Section 5(b)(iv) has occurred, will, at the option of the party ("X") other than the Defaulting Party or the Affected Party (and without prior notice to the Defaulting Party or the Affected Party), be reduced by its set-off against any amount(s) (the "Other Agreement Amount") payable (whether at such time or in the future or upon the occurrence of a contingency) by the Payee to the Payer or any of the Payer's Affiliates (irrespective of the currency, place of payment or booking office of the obligation, the "Other Payee") under any other agreement(s) between the Payee and the Other Payee or instrument(s) or undertaking(s) issued or executed by one such entity to, or in favor of, the other (and the Other Agreement Amount will be discharged promptly and in all respects to the extent it is so set-off). X will give notice to the other party of any set-off effected under this
                  Part IV(k).

         (ii) For this purpose, either the Early Termination Amount or the Other Agreement Amount (or the relevant portion of such amounts) may be converted by X into the currency in which the other is denominated at the rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency.

         (iii) If an obligation is unascertained, X may in good faith estimate that obligation and set-off in respect of an estimate, subject to the relevant party accounting to the other when the obligation is ascertained.

         (iv) Nothing in this Part IV(k) shall be effective to create a charge or other security interest. This Part IV (k) shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

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         (v)      If the Payer is a Non-defaulting Party and the Payee is a
                  Defaulting Party, then it shall be a condition precedent to the Payer's obligation to pay the Early Termination Amount to the Payee that all Other Agreement Amounts have been paid in full or satisfied by offset as set forth above.

(1) RECORDED CONVERSATIONS. Each party may electronically record any and all telephone conversations between itself and the other party in connection with this Agreement (including any Transaction) and agrees that any such recordings may be submitted in evidence to any court or in any proceeding for the purpose of establishing any matters pertinent thereto.

(m) INCORPORATION OF PROTOCOL TERMS. The parties agree that the definitions and provisions contained in Annexes I to 5 and Section 6 of the EMU Protocol published by the International Swaps and Derivatives Association, Inc. on 6th May, 1998 are incorporated into and apply to this Agreement. References in those definitions and provisions to any "ISDA Master Agreement" will be deemed to be referenced to this Agreement.

(n) SECTION REFERENCES. "Section" means, unless otherwise indicated, a section of this Agreement appearing in the ISDA printed form.

(o) "CREDIT AGREEMENT" means that certain Credit Agreement to be entered into on or about May 26, 1999, among Party A, as the Borrower, the lenders named therein, as the Lenders, and Party B as the Administrative Agent, as the same may be amended from time to time in accordance with its terms, but without regard to any termination or cancellation thereof, whether by reason of payment of all indebtedness incurred thereunder or otherwise, and any waiver or consent given thereunder with respect to the provisions thereof shall be deemed to be a waiver or consent given with respect to such provisions as such provisions have been incorporated herein by reference; provided, however, that until such Credit Agreement is executed and delivered, the term "Credit Agreement" as used herein shall be deemed to refer to that certain Amended & Restated Credit Agreement dated as of July 9, 1997, among Party A, as a Borrower, the Borrowing Subsidiaries, the lenders named therein, as the Lenders, the Co-Agents and NBD Bank, as the Agent, but without regard to any termination or cancellation thereof, whether by reason of payment of all indebtedness incurred thereunder or otherwise, unless such agreement is terminated and replaced by the Credit Agreement to be entered into on or about May 26, 1999, with Party B as the Administrative Agent.

V.       Additional Terms for FX Transactions and Currency Options

(a) Except as modified and/or supplemented below, the provisions of the 199E; ISDA FX and Currency Option Definitions as published by the International Swap and Derivatives Association, Inc., the Emerging, Markets Traders Association, Inc. and The Foreign Exchange Committee (the "FX Definitions") are hereby incorporated herein in their

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         entirety and shall apply to FX Transactions, Currency Obligations and
         Currency Option Transactions entered into by the Offices of the parties specified in Part 4(d) above. FX Transactions, Currency Obligations and Currency Option Transactions are each deemed to be Transactions pursuant to the ISDA Master Agreement.

         Regardless of any express provision or provisions to the contrary in respect of an FX Transaction or Currency Option (i) all FX Transactions and all Currency Options entered into between the parties prior to, on, or (until agreed otherwise by the parties) after the date of this Agreement shall constitute "Transactions" as referred to in this Agreement, and (ii) all Confirmations howsoever described and whether by means of electronic messaging system, letter, telex, facsimile or otherwise in respect of FX Transactions and Currency Options shall constitute "Confirmations" as referred to in this Agreement even where not so specified in the Confirmation. Such Confirmations will supplement, form a part of and be subject to this Agreement.

(b)      The following amendments are made to the FX Definitions:

         (1) Article 1 of the FX Definitions is hereby amended by adding the following Sections:

                  "SECTION 1.27. CURRENCY. "Currency" means money denominated in the lawful currency of any country or any composite currency.

                  "SECTION 1.28. CURRENCY OBLIGATION. "Currency Obligation" means the undertaking of a party hereunder to deliver an amount of Currency, including a netted Currency Obligation, and including any Currency Obligation previously entered into by the parties."

                  "SECTION 1.29. VALUE DATE. "Value Date" means the Settlement Date."

         (2) Section 1.24 of the FX Definitions is hereby amended by adding a comma after the words "Settlement Date" in the second line thereof then adding the words "Value Date" after the comma and by deleting the comma after the word confirmation" in clause
                  (a) and adding the following immediately thereafter:

                  "provided, however if no date is specified, Settlement Date" means, in respect of (i) an American Style Option, the Spot Date of the Currency Pair on the Exercise Date of such Option; and (ii) a European Style Option, the Spot Date of the Currency Pair on the Expiration Date of such Currency Option; and, where market practice in the relevant foreign exchange market in relation to the two Currencies involved provides for delivery of one Currency on one date which is a Business Day in relation to that Currency but not the other Currency and for delivery of the

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                  other Currency on the next Business Day in relation to that other Currency, "Settlement Date" means such two Business
                  Days."

         (3) Notwithstanding any specification as to the Calculation Agent, the definition of "Spot Rate" in Section 1. 16 (e) of the FX Definitions is hereby amended by deleting everything after the phrase "good faith" and by adding to the end thereof ": (i) by the Non-Defaulting Party or the non-Affected Party (if there is only one Affected Party) for purposes of Section 6(c) of the Agreement, and (ii) by the Seller for Deliverable and Non-Deliverable Currency Options Transactions and the Calculation Agent for Non-Deliverable FX Transactions.

         (4) Section 2.2 of the FX Definitions is hereby amended by adding the following (after subsection (b)):

                  "(c) POTENTIAL EVENT OF DEFAULT. If an Event of Default or a Potential Event of Default has occurred and is continuing and an Early Termination Date has not been designated by the Non-defaulting Party, the Non-defaulting Party may, by written notice, specify that any or all FX Transactions being settled while such Event of Default or Potential Event of Default is continuing may be settled in accordance with Section 2.2(b) and upon such notice becoming effective, the parties shall be deemed to have elected to have the specified FX Transactions settle in accordance with Section 2.2(b) unless and until the Event of Default or Potential Event of Default is not longer continuing.

         (5) Section 3.5 of the FX Definitions is hereby amended by deleting the word "facsimile," in the third line thereof.

         (6) Section 3.1 of the FX Definitions is hereby amended by adding the following sub section (h):

                  "(h) SPOT DATE. "Spot Date" means the spot delivery day of the relevant Currency pair as generally used by the relevant foreign exchange market."

         (7) Section 3.7 of the FX Definitions is hereby amended by adding the following subsection (d):

                  "(d) POTENTIAL EVENT OF DEFAULT. If an Event of Default or a Potential Event of Default has occurred and is continuing and an Early Termination Date has not been designated by the Non-defaulting Party, the Non-defaulting Party may by written notice, specify that any or all Currency Option Transactions being settled while such Event of Default or Potential Event of Default is continuing shall be settled in accordance with
                  Section 2.2(b) and upon such notice becoming effective, the parties shall be deemed to have elected to have the specified Currency Option Transactions

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                  settle at the In-the-Money Amount (expressed in U.S. Dollars)
                  unless and until the Event of Default or Potential Event of Default is not longer continuing."

         (8) Section 3.4 of the FX Definitions is hereby amended by adding the following new subsections (c):

                  "(c) FAILURE TO PAY PREMIUM. If a Premium is not received on the Premium Payment Date, the Seller may elect: (i) to accept a late payment of such Premium; to give written notice of such non-payment and, if such payment shall not be received within two (2) Banking Days (for the city in which the Office of the Buyer is located) of such notice, treat the related Currency Option Transaction as void; or (iii) to give written notice of such non-payment and, if such payment shall not be received within two (2) Banking Days (for the city in which the Office of the Buyer is located) of such notice, treat such non-payment as an Event of Default under Section 5(a)(i). If the Seller elects to act under clause (i) or (ii) of the preceding sentence the Buyer shall pay all out-of-pocket costs and actual damages incurred in connection with such unpaid or late Premium or void Currency Option Transaction, including without limitation, interest on such Premium in the same currency as such Premium from and including the Premium Payment Date to but excluding, that date on which the Seller actually receives the last payment in the Currency specified for such Premium at the Non-Default Rate and any other losses, costs or expenses incurred by the Seller in connection with such terminated Currency Option Transaction to compensate Seller for its loss of bargain, cost of funding or the loss incurred as a result of terminating, liquidating obtaining or re-establishing a delta hedge or related trading position with respect to such Currency Option Transaction."

(c)      The following amendment is made to the Agreement:

         (1) Section 1(b) of the Agreement is hereby amended by adding the following at the end thereof:

                  "; provided, however, that in the case of an FX Transaction, the provisions of this Agreement (excluding the previous part of this Section l(b)) shall prevail, and the Confirmation shall not modify the other terms of this Agreement."

(d) NETTING, OFFSET AND DISCHARGE WITH RESPECT TO CURRENCY OPTION TRANSACTIONS. Section 2(c) of the Agreement shall not apply to Currency Option Transactions. The provisions of this Part 5(o) of the Schedule shall apply to Currency Option Transactions in lieu thereof

         (1) If, on any date, and unless otherwise mutually agreed by the parties, Premium would otherwise be payable hereunder in the same currency between a pair of offices of the parties, then, on such date, each party's obligation to make payment of any such Premium will be automatically satisfied and discharged and, if the aggregate

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                  Premium(s) that would otherwise have been payable by such
                  Office of one party exceeds the aggregate Premium(s) that would otherwise have been payable by such Office for the other party, replaced by an obligation upon the party by whom the larger aggregate Premium(s) would have been payable to pay the other party the excess of the larger aggregate Premium(s) over the smaller aggregate Premium(s) and if the Premiums are equal, no payment shall be made.

         (2) If, on any date, and unless otherwise mutually agreed by the parties, amounts other than Premium payments would otherwise be payable hereunder in the same currency between a pair of Offices of the parties, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by such Office of one party exceeds the aggregate amount that would otherwise have been payable by such Office of the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay the other party the excess of the larger aggregate amount over the smaller aggregate amount.

         (3) Unless otherwise agreed, any Call or any Put written by a party will automatically be terminated and discharged, in whole or in part, as applicable, against a Call or a Put, respectively, written by the other party, such termination and discharge to occur automatically upon payment in fall of the last Premium payable in respect of such Currency Option Transactions; provided that such termination and discharge may only occur in respect of Currency Option Transactions.

                  (i) each being with respect to the same Put Currency and the same Call Currency;

                  (ii)     each having the same Expiration Date and Expiration
                           Time;

                  (iii) each being the same style, i.e., either both being American Style Options or both being European Style Options;

                  (iv)     each having the same Strike Price;

                  (v) neither of which shall have been exercised by delivery of a Notice of Exercise;

                  (vi) which are entered into by the same Offices of the Parties; and

                  (vii) which are otherwise identical in terms that are material for the purpose of offset and discharge;


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         and, upon the occurrence of such termination and discharge, neither party shall I have any further obligation to the other party in respect of the relevant Currency Option Transactions or, as the case may be, parts thereof so terminated and discharged. In the case of a partial termination and discharge (i.e., where the relevant Currency Option Transactions are for different amounts of the Currency Pair), the remaining portion of the Currency Option Transaction which is partially discharged and terminated shall continue to be a Currency Option Transaction for purposes of this Agreement.

(e) NETTING OF FX TRANSACTIONS. The provisions of Section 2(c) of the Agreement shall not apply to FX Transactions. The provisions of this
         Part 5 (e) of the Schedule shall apply to FX Transactions in lieu thereof

         (i) If on any Settlement Date more than one Currency Obligation is owing between a pair of Netting Offices, then each party shall aggregate the amounts of such Currency Obligations owed by it. Only the difference between these aggregated Currency Obligations shall be delivered, by the party owing the larger amount making payment to the other party. If the. aggregate amounts are equal, no delivery of that Currency shall be made.

         (ii)     NETTING OFFICE. "Netting Office" means, for the purposes of
                  Section 2.2(d) with respect to:

                  Party A:        Fraser, Michigan
                  Party B:        Chicago Head Office, London, Tokyo, Hong Kong
                                  and Sydney.

(f) For the purpose of Section 6(e) of the Agreement for FX Transactions, Currency Obligations and Currency Option Transactions only: the Second Method and Loss will apply.

(g) With respect to any FX Transaction or Currency Option Transaction, the Following provisions relating to Impossibility and Illegality shall apply:

         (1) ILLEGALITY WITH RESPECT TO FX TRANSACTIONS AND CURRENCY OPTIONS. If an Illegality occurs and any Affected Transaction is a FX Transaction or a Currency Option, then with respect to such Transactions Section 6(b) of the Agreement shall not apply and the provisions of this subsection (g) of Part 5 of the Schedule shall apply in lieu thereof.

         (2) IMPOSSIBILITY. "Impossibility" means, with respect to FX Transactions and Currency Options, due to force majeure or act of State a party is prevented from or hindered or delayed in the delivery or receipt of any Currency in respect of a Currency Obligation or Currency Option or it becomes or, in the good faith judgment of one of the parties, may become impossible due to the occurrence of a natural or man-

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                  made disaster, calamity, emergency, crisis or other
                  circumstance beyond its control for a party to deliver or receive any Currency which is the subject of a Currency Obligation or Currency Option. The party for whom such Performance has been prevented, hindered or delayed or has become impossible shall be deemed to be an "Affected Party". The FX Transactions and Currency Options affected by the occurrence of an Impossibility shall be deemed to be "Affected Transactions".

         (3) DESIGNATION OF EARLY TERMINATION DATE. If an Impossibility or an Illegality occurs and any Affected Transaction is a FX Transaction or a Currency Option, then the Affected Party shall promptly give notice thereof to the other party, and subject to the provisions of subsection (c,)(6), either party may, by notice to the other party, designate a day not earlier than the day such notice is effective as an Early Termination Date with respect to such Affected Transactions.

         (4)      CALCULATION OF AMOUNT PAYABLE. For the purposes of subsection
                  (g)(3) above, the amount payable shall be determined by the party which is not the Affected Party (or, if both parties are Affected Parties, whichever party gave the relevant notice) in accordance with Section 6(e)(ii) of the Agreement and subsection (f) of this Part 6 of the Schedule as if there were one Affected Party and the party performing the calculations is not the Affected Party.

         (5) NO EVENT OF DEFAULT. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Impossibility, it will be treated as an Impossibility and will not constitute an Event of Default.

         (6) TRANSFER TO AVOID IMPOSSIBILITY OR ILLEGALITY. If an Impossibility or Illegality occurs and any Affected Transaction is an FX Transaction or Currency Option, unless prohibited by law, the Affected Party shall, as a condition to its right to designate an Early Termination Date with respect to any Currency Obligation or Option, use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer as soon as practicable, and in any event before the earlier to occur of the expiration date of the affected Currency Obligations or Options or twenty (20) days after it gives notice under subsection (g)(3) of this Part 6 of the Schedule all its rights and obligations under the Agreement in respect of the affected Currency Obligations and Options to another of its Offices so that such Impossibility or Illegality ceases to exist. Any transfer will be subject to the prior written consent of the other party, which consent will not be withheld if such other party's policies in effect at such time would permit it to enter into transaction with the transferee Office on the terms proposed, unless such transfer would cause the other party to incur a material tax or other cost.




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IN WITNESS WHEREOF, the parties have executed this Schedule by their duly authorized officers as of the date hereof

                                         VENTURE HOLDINGS COMPANY LLC


                                         By:  /s/ James E. Butler
                                            ------------------------------------
                                         Name:  James E. Butler
                                         Title:  Chief Financial Officer


                                         THE FIRST NATIONAL BANK OF CHICAGO



                                         By:  /s/ Janet D. Newell
                                            ------------------------------------
                                         Name:  Janet D. Newell
                                         Title:  Assistant Vice President



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